EXHIBIT 10.6

AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT made effective as of September 1, 2022 to Employment Agreement (the “Employment Agreement”) dated August 8, 2006, as amended first on July 1, 2009 and amended for a second time on March 1, 2011, and as otherwise modified from time to time by mutually agreed Employee Change Authorization (ECA) documents, between Audio Products International Corp., an Ontario Corporation (the “Company”) and Oscar Bernardo, an individual residing at 45 Satok Terrace, Ontario, Canada (the “Executive”).

WHEREAS, due the present global economic conditions (the “Recession”), VOXX International Corporation has instituted a multitude of cost savings actions, including, without limitation, employee furloughs and salary reductions; and

WHEREAS, the Executive fully understands and appreciates the magnitude of the Crisis and its detrimental effect on the Company’s business; and

WHEREAS, notwithstanding the existence of the Employment Agreement, the Executive is willing to voluntarily participate in the salary reduction program.

NOW, THEREFORE, IT IS AGREED BY THE PARTIES AS FOLLOWS:

1.
Effective as of September 1, 2022, Section 2.1 of the Employment Agreement is hereby amended to reduce the Executive’s Base Salary from CAD $425,000.00 (hereinafter, the “Original Base Salary”) to CAD $340,000 (hereinafter, the “Reduced Base Salary”). All capitalized terms contained herein are defined in the Employment Agreement.

2.
The Reduced Base Salary shall remain in place until such time as the Chief Executive Officer of VOXX International Corporation determines that it is financially prudent and in the best interest of the Company to restore the Reduced Base Salary to the Original Base Salary.

3.
In the event that Accrued Obligations or Post-Employment Benefits are due and owing to the Executive by the Company for Termination Without Cause or Executive’s Resignation for Good Reason, such Accrued Obligations or Post-Employment Benefits shall be calculated as if the Original Base Salary was in effect at the time of such Termination or Resignation, as the case may be.

4.
Except as modified herein, the Parties ratify and confirm the Employment Agreement as written.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first written above.

EMPLOYER:

VOXX INTERNATIONAL CORPORATION

By: /s/ Loriann Shelton

Printed: Loriann Shelton

Title: Vice President

EXECUTIVE:

/s/ Oscar Bernardo

Oscar Bernardo